                                                                    EXHIBIT 4(a)


                          REGIONS FINANCIAL CORPORATION
                               PROFIT SHARING PLAN










                                  RESTATED COPY
             INCORPORATING AMENDMENTS THROUGH AMENDMENT THIRTY-EIGHT
                          EFFECTIVE AS OF APRIL 1, 1997

                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I
                                   DEFINITIONS

1.1      Act....................................................................................................  1
1.2      Administrator..........................................................................................  1
1.3      Affiliated Employer....................................................................................  1
1.4      Aggregate Account......................................................................................  1
1.5      Anniversary Date.......................................................................................  2
1.6      Beneficiary............................................................................................  2
1.7      Code...................................................................................................  2
1.8      Compensation...........................................................................................  2
1.9      Contract or Policy.....................................................................................  3
1.10     Deferred Compensation..................................................................................  3
1.11     Early Retirement Date..................................................................................  3
1.12     Elective Contribution..................................................................................  3
1.13     Eligible Employee......................................................................................  4
1.14     Employee...............................................................................................  4
1.15     Employer...............................................................................................  4
1.16     Excess Contributions...................................................................................  4
1.17     Excess Deferred Compensation...........................................................................  4
1.18     Family Member..........................................................................................  4
1.19     Fiduciary..............................................................................................  4
1.20     Fiscal Year............................................................................................  5
1.21     Forfeiture.............................................................................................  5
1.22     Former Participant.....................................................................................  5
1.23     Highly Compensated Employee............................................................................  5
1.24     Highly Compensated Participant.........................................................................  6
1.25     Hour of Service........................................................................................  6
1.26     Income.................................................................................................  7
1.27     Investment Funds.......................................................................................  8
1.28     Investment Manager.....................................................................................  8
1.29     Key Employee...........................................................................................  8
1.30     Late Retirement Date................................................................................... 10
1.31     Leased Employee........................................................................................ 10
1.32     Net Profit............................................................................................. 10
1.33     Non-Elective Contribution.............................................................................. 10
1.34     Non-Highly Compensated Participant..................................................................... 10
1.35     Non-Key Employee....................................................................................... 11
1.36     Normal Retirement Date................................................................................. 11
1.37     1-Year Break in Service................................................................................ 11
1.38     Participant............................................................................................ 11

                                       (i)

1.39     Participant's Account.................................................................................. 12
1.40     Participant's Combined Account......................................................................... 12
1.41     Participant's Elective Account......................................................................... 12
1.42     Plan................................................................................................... 12
1.43     Plan Year.............................................................................................. 12
1.44     Qualified Non-Elective Contribution.................................................................... 12
1.45     Regulation............................................................................................. 12
1.46     Retired Participant.................................................................................... 12
1.47     Retirement Date........................................................................................ 12
1.48     Super Top Heavy Plan................................................................................... 12
1.49     Terminated Participant................................................................................. 12
1.50     Top Heavy Plan......................................................................................... 12
1.51     Top Heavy Plan Year.................................................................................... 12
1.52     Top Paid Group......................................................................................... 13
1.53     Total and Permanent Disability......................................................................... 13
1.54     Trustee................................................................................................ 13
1.55     Trust Fund............................................................................................. 13
1.56     Vested................................................................................................. 13
1.57     Year of Service........................................................................................ 13

                                   ARTICLE II
                          TOP HEAVY AND ADMINISTRATION

2.1      TOP HEAVY PLAN REQUIREMENTS............................................................................ 16
2.2      DETERMINATION OF TOP HEAVY STATUS...................................................................... 16
2.3      POWERS AND DUTIES OF FIDUCIARIES....................................................................... 19
         (a)      Administrator................................................................................. 20
         (b)      Trustee....................................................................................... 20
2.4      LIABILITY OF FIDUCIARIES............................................................................... 21
2.5      THE COMMITTEE.......................................................................................... 21
2.6      COMPENSATION OF COMMITTEE MEMBERS...................................................................... 21
2.7      EXPENSES............................................................................................... 22
2.8      INDEMNIFICATION........................................................................................ 22

                                   ARTICLE III
                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY.............................................................................. 22
3.2      RESERVED............................................................................................... 22
3.3      EFFECTIVE DATE OF PARTICIPATION........................................................................ 22
3.4      DETERMINATION OF ELIGIBILITY........................................................................... 22
3.5      TRANSFER OF EMPLOYMENT................................................................................. 23
3.6      FORMER EMPLOYEES OF SECURITY FEDERAL SAVINGS & LOAN ASSOCIA............................................ 23
3.7      FORMER EMPLOYEES OF FRANKLIN COUNTY BANK............................................................... 23

                                      (ii)


3.8      FORMER EMPLOYEES OF FIRST FEDERAL BANCSHARES OF DEFUNIAK
         SPRINGS ............................................................................................... 24
3.9      FORMER EMPLOYEES OF GUARANTY BANK & TRUST COMPANY ..................................................... 24
3.10     FORMER EMPLOYEES OF BANK OF NEW ROADS ................................................................. 24
3.11     FORMER EMPLOYEES OF FIRST AMERICAN BANK & TRUST COMPANY IN
         LOUISIANA.............................................................................................. 25
3.12     FORMER EMPLOYEES OF UNION BANK & TRUST COMPANY ........................................................ 25
3.13     FORMER EMPLOYEES OF SECOR BANK, FEDERAL SAVINGS BANK................................................... 25
3.14     FORMER EMPLOYEES OF FIRST NATIONAL BANCORP............................................................. 26
3.15     FORMER EMPLOYEES OF FIRST NATIONAL BANK OF ST. BERNARD PAR-
         ISH.................................................................................................... 26
3.16     FORMER EMPLOYEES OF FIDELITY FEDERAL SAVINGS BANK...................................................... 27
3.17     FORMER EMPLOYEES OF PRUDENTIAL SAVINGS BANK, F.S.B.
         (CARTERSVILLE BRANCH).................................................................................. 27
3.18     FORMER EMPLOYEES OF METRO FINANCIAL CORPORATION........................................................ 28
3.19     FORMER EMPLOYEES OF ENTERPRISE NATIONAL BANK........................................................... 28
3.20     FORMER EMPLOYEES OF FIRST GWINNETT BANCSHARES, INC..................................................... 28
3.21     FORMER EMPLOYEES OF THE KEY BANK OF FLORIDA............................................................ 29
3.22     FORMER EMPLOYEES OF ROCKDALE COMMUNITY BANK............................................................ 29
3.23     FORMER EMPLOYEES OF FIRST NATIONAL BANCORP AND ITS SUBSID-
         IARIES AND AFFILIATES.................................................................................. 30
3.24     FORMER EMPLOYEES OF DELTA BANK AND TRUST COMPANY....................................................... 30
3.25     FORMER EMPLOYEES OF AMERICAN BANK AND TRUST COMPANY.................................................... 31

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION........................................................ 31
4.2      PARTICIPANT'S SALARY REDUCTION ELECTION................................................................ 32
4.3      TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION............................................................. 35
4.4      ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS................................................... 35
4.5      ACTUAL DEFERRAL PERCENTAGE TESTS....................................................................... 38
4.6      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS......................................................... 39
4.7      MAXIMUM ANNUAL ADDITIONS............................................................................... 41
4.8      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS.............................................................. 45
4.9      TRANSFERS FROM QUALIFIED PLANS......................................................................... 46
4.10     INVESTMENT ELECTIONS................................................................................... 47
4.11     INVESTMENT IN CONTRACTS................................................................................ 48
4.12     ADMINISTRATIVE ADJUSTMENTS............................................................................. 48

                                    ARTICLE V
                                   VALUATIONS

5.1      VALUATION OF THE TRUST FUND............................................................................ 48

                                      (iii)

5.2      METHOD OF VALUATION.................................................................................... 49

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT.............................................................. 49
6.2      DETERMINATION OF BENEFITS UPON DEATH................................................................... 50
6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY....................................................... 51
6.4      DETERMINATION OF BENEFITS UPON TERMINATION............................................................. 51
6.5      DISTRIBUTION OF BENEFITS............................................................................... 54
6.6      DISTRIBUTION OF BENEFITS UPON DEATH.................................................................... 59
6.7      TIME OF SEGREGATION OR DISTRIBUTION.................................................................... 60
6.8      DISTRIBUTION FOR MINOR BENEFICIARY..................................................................... 60
6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN......................................................... 60
6.10     ROUTINE WITHDRAWALS OF NON-ELECTIVE CONTRIBUTIONS...................................................... 61
6.11     EMERGENCY WITHDRAWALS OF NON-ELECTIVE CONTRIBUTIONS.................................................... 61
6.12     ADVANCE DISTRIBUTION FOR HARDSHIP...................................................................... 61
6.13     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS.............................................................. 62
6.14     DIRECT ROLLOVERS....................................................................................... 63

                                   ARTICLE VII
                    AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1      AMENDMENT.............................................................................................. 64
7.2      TERMINATION............................................................................................ 64
7.3      MERGER OR CONSOLIDATION................................................................................ 65
7.4      LOANS TO PARTICIPANTS.................................................................................. 65

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      PARTICIPANT'S RIGHTS................................................................................... 65
8.2      ALIENATION............................................................................................. 65
8.3      CONSTRUCTION OF PLAN................................................................................... 66
8.4      GENDER AND NUMBER...................................................................................... 66
8.5      RESERVED............................................................................................... 66
8.6      PROHIBITION AGAINST DIVERSION OF FUNDS................................................................. 66
8.7      RECEIPT AND RELEASE FOR PAYMENTS....................................................................... 67
8.8      ACTION BY THE EMPLOYER................................................................................. 67
8.9      HEADINGS............................................................................................... 67
8.10     APPROVAL BY INTERNAL REVENUE SERVICE................................................................... 67
8.11     UNIFORMITY............................................................................................. 68
8.12     EMPLOYER STOCK FUND.................................................................................... 68
8.13     TENDER OF EMPLOYER STOCK............................................................................... 69

                                      (iv)

8.14     VOTING EMPLOYER STOCK.................................................................................. 69

                                   ARTICLE IX
                             PARTICIPATING EMPLOYERS

9.1      PARTICIPATION OF AFFILIATED EMPLOYERS.................................................................. 69
9.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS................................................................ 69
9.3      DESIGNATION OF AGENT................................................................................... 70
9.4      EMPLOYEE TRANSFERS..................................................................................... 70
9.5      PARTICIPATING EMPLOYER'S CONTRIBUTION.................................................................. 70
9.6      AMENDMENT.............................................................................................. 71
9.7      ADMINISTRATOR'S AUTHORITY.............................................................................. 71
9.8      PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE...................................................... 71


                                       (v)

                          REGIONS FINANCIAL CORPORATION
                               PROFIT SHARING PLAN

         THIS PLAN, hereby adopted this 13th day of September, 1995, by the Directors Personnel Committee on behalf of the Board of Directors of Regions Financial Corporation (herein referred to as the "Employer").

                              W I T N E S S E T H:

         WHEREAS, the Employer heretofore established a Profit Sharing Plan effective January 1, 1976, (hereinafter called the "Effective Date") known as the Employees' Profit Sharing Plan of First Alabama Bancshares, Inc.; and

         WHEREAS, such Profit Sharing Plan is now known as the Regions Financial Corporation Profit Sharing Plan (herein referred to as the "Plan"); and

         WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

         NOW, THEREFORE, effective June 30, 1994, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Committee designated by the Employer pursuant to Section 2.5 to administer the Plan on behalf of the Employer.

         1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 2.2.

         1.5 "Anniversary Date" means December 31st.

         1.6 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
6.2 and 6.6.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.8 "Compensation" with respect to any Participant means such Participant's regular salary and wages paid by an Employer for a Plan Year, including regular time and shift differential, but excluding overtime, commissions, and bonuses. Amounts contributed by an Employer under the within Plan (except for an Employee's Compensation that is deferred pursuant to Section 4.2), amounts contributed by an Employer to any other qualified or nonqualified plan of deferred compensation, and any fringe benefits shall not be considered as Compensation.

         For the limited purpose of determining the amount that a Participant may elect to defer under Section 4.2, Compensation shall include compensation paid under the following incentive pay plans of the Employer: Management Incentive Plan, Brokers Commission Plan, Production Loan Originator Plan, Management Override Commission Plan, Branch/Office Manager Plan, Lease Officer Salary and Commission Plan, and such other incentive pay plans as deemed appropriate by the Administrator from time to time.

                  For purposes of this Section, the determination of Compensation shall be made by including salary reduction contributions made on behalf of an Employee to a plan maintained under Code Section 125.

                  Compensation shall be recognized as of an Employee's effective date of participation pursuant to Section 3.3.

                  Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted per Code Section 415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest Compensation (within the meaning of Section 4.7(d)) during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation.

                  For Plan Years beginning prior to January 1, 1989, the $200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

                  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         1.9 "Contract" or "Policy" means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

         1.10 "Deferred Compensation" with respect to any Participant means that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to
Section 4.2.

         1.11 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55 and has completed at least 10 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

                  A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

                  If a Participant was a participant in the Franklin County Bank Savings Plan on June 30, 1993, "Early Retirement Date" for such Participant shall mean the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which the Participant has attained age 55 and completed at least six Years of Service (Early Retirement Age).

         1.12 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in
Section 4.2. In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(b) and Section 4.6 shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c).

         1.13 "Eligible Employee" means any Employee who has satisfied the eligibility requirements in Section 3.1.

               Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

              Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers are designated as Participating Employers pursuant to Section 9.1.

         1.14 "Employee" means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.15 "Employer" means Regions Financial Corporation and any Participating Employer (as defined in Section 9.1).

         1.16 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.7(b).

         1.17 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(e) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.7(b).

         1.18 "Family Member" means, with respect to an affected Participant, such Participant's spouse, such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

         1.19 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

         1.20 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

         1.21 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                  (a) the distribution of the entire Vested portion of a Participant's Account, or

                  (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

                  Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 6.4.

                  1.22 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.23 "Highly Compensated Employee" means an Employee described in Code
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                  (a) Employees who at any time during the "determination year" or "lookback year" were "five percent owners" as defined in Section 1.29(c).

                  (b) Employees who received Compensation during the "look-back year" from the Employer in excess of $75,000.

                  (c) Employees who received Compensation during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

                  (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received Compensation during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Section 1.52(a), (b), (c) and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual Compensation is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

                  (e) Employees who are in the group consisting of the 100 Employees paid the greatest Compensation during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

                  The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period".

                  For purposes of this Section, the determination of Compensation shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b). For purposes of this Section, Compensation shall also include those items of Compensation that are excluded under Section
1.8 but are otherwise required to be included under Section 4.7(d). The dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

         1.24 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.25 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under
(1) or (2), as the case may be, and under (3).

                  Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

         1.26 "Income" means the income allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the end of the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period". The denominator of the fraction is the total "account balance" attributable to "Employer contributions" as of the end of the "applicable computation period" or the "gap period", reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period" or the "gap period". The provisions of this Section shall be applied:

                  (a) For purposes of Section 4.2(e), by substituting:

                           (1) "Excess Deferred Compensation" for "excess
                  amounts";

                           (2) "taxable year of the Participant" for "applicable
                  computation period";

                           (3) "Deferred Compensation" for "Employer
                  contributions"; and

                           (4) "Participant's Elective Account" for "account
                  balance".

                       (b) For purposes of Section 4.6(a), by substituting:

                           (1) "Excess Contributions" for "excess amount";

                           (2) "Plan Year" for "applicable computation period";

                           (3) "Elective Contributions" for "Employer contributions"; and

                           (4) "Participant's Elective Account" for "account balance".

                  In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to "excess amounts" for the "applicable computation period" multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

                  Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method".

                  Notwithstanding the above, for "applicable computation periods" which began in 1987, Income during the "gap period" shall not be taken into account.

         1.27 "Investment Funds" mean investment options available to Participants and Beneficiaries under the Trust Fund. The Administrator shall make a number of investment options available under the Plan, with a view to providing Participants and Beneficiaries investment options differing in anticipated risk and rate of return. The Administrator may change the investment options available, or reduce or expand the number of such options. Any investment option provided shall be available to all Participants and Beneficiaries.

         1.28 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.29 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                  (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual Compensation greater than 50 percent of the amount in effect under Code
         Section 415(b)(1)(A) for any such Plan Year.

                  (b) one of the ten employees having annual Compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

                  (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                  (d) a "one percent owner" of the Employer having an annual Compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code Sections 414 (b), (c), (m) and (o) shall be taken into account.

                  For purposes of this Section, the determination of Compensation shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b). For purposes of this Section, Compensation shall also include those items of Compensation that are excluded under Section 1.8 but are otherwise required to be included under Section 4.7(d).

         1.30 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.31 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if:

                  (a) such employee is covered by a money purchase pension plan providing:

                           (1) a non-integrated employer contribution rate of at
                  least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a) (8), 402(h) or 403(b);

                           (2)      immediate participation; and

                           (3)      full and immediate vesting.

                  (b) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.32 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan.

         1.33 "Non-Elective Contribution" means the Employer's contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution. The Non-Elective Contribution is the profit sharing component of the Employer's overall contribution to the Plan.

         1.34 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

         1.35 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.36 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Account upon attaining his Normal Retirement Age.

         1.37 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

                  "Authorized leave of absence" means any absence authorized by the Employer in accordance with the Employer's standard personnel practices; provided, that such authorizations shall apply uniformly to all persons similarly situated. If active service with the Employer is not resumed upon expiration of an Authorized Leave of Absence and continued thereafter for a period of at least nine months, the Employee shall be deemed to have terminated his employment when the Employee left the active service of the Employer; provided, that upon the Total and Permanent Disability or death of an Employee during an Authorized Leave of Absence, the benefits, if any, to which the Employee or his Beneficiary is entitled shall be determined as if the Total and Permanent Disability or death occurred while in the active service of the Employer.

                  A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

         1.38 "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

         1.39 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Non-Elective Contributions (i.e., profit sharing contributions).

         1.40 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

         1.41 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

         1.42 "Plan" means this instrument, including all amendments thereto.

         1.43 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

         1.44 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.1(b) and Section
4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests.

         1.45 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.46 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.47 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

         1.48 "Super Top Heavy Plan" means a plan described in Section 2.2(b).

         1.49 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability, or retirement.

         1.50 "Top Heavy Plan" means a plan described in Section 2.2(a).

         1.51 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

         1.52 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of Compensation (determined for this purpose ion accordance with Section 1.23) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code
Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. For the purpose of determining the number of active Employees in any year, the following additional Employees shall be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                  (a) Employees with less than six (6) months of service;

                  (b) Employees who normally work less than 17 1/2 hours per week;

                  (c) Employees who normally work less than six (6) months during a year; and

                  (d)      Employees who have not yet attained age 21.

         1.53 "Total and Permanent Disability" means a physical or mental condition that (a) causes the Participant or Former Participant to be eligible for and actually receive a disability insurance benefit under the Social Security Act and (b) renders the Participant or Former Participant incapable of performing the work for which he was employed by an Employer, or similar work. The Administrator, in its discretion, shall determine whether such condition meets the criterion of part (b) of the preceding sentence.

         1.54 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.55 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.56 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.57 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

                  For purposes of participation only, a Year of Service shall mean the twelve month period beginning on the date the Employee first performs an Hour of Service, or any anniversary thereof, during which such Employee completes at least 1,000 Hours of Service.

                  For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

                  For all other purposes, the computation period shall be the Plan Year.

                  Years of Service with any Affiliated Employer (regardless of whether such Affiliated Employer participates in the Plan) shall be recognized for vesting and participation purposes to the extent provided in Section 3.5.

                  For vesting purposes, Years of Service will include years of service recognized for vesting purposes under the Thrift and Profit Sharing Plan of Security Federal Savings and Loan Association.

                  For vesting purposes, Years of Service will include years of vesting service recognized for vesting purposes under the Franklin County Bank Savings Plan.

                  For purposes of eligibility and vesting, Years of Service will include a Participant's years of service recognized for vesting purposes under the Retirement Plan for Employees of First Federal Savings and Loan Association of DeFuniak Springs.

                  For purposes of vesting under Section 6.4(b), Years of Service will include service with Guaranty Bank & Trust Company ("Guaranty Bank") or an entity that is a member of a controlled group with Guaranty Bank (within the meaning of Code Sections 414(b) and 414(c)) if such service would have been recognized as service under the Plan had Guaranty Bank been a member of a controlled group (within the meaning of Code Sections 414(b) and 414(c)) with the Employer at the time such service was rendered.

                  For purposes of eligibility under Section 3.1 and vesting under Section 6.4(b), Years of Service will include years of service recognized for vesting purposes under the Bank of New Roads Savings and Stock Bonus Plan.

                  For purposes of eligibility under Section 3.1 and vesting under Section 6.4(b), Years of Service will include years of service recognized for vesting purposes under the First American Bank & Trust Company in Louisiana Deferred Savings Plan.

                  For purposes of eligibility under Section 3.1 and vesting under Section 6.4(b), Years of Service will include years of service recognized for vesting purposes under the Union Bank & Trust Company Employee Savings Plan.

                  For purposes of eligibility under Section 3.1 and vesting under Section 6.4(b), Years of Service will include years of service recognized for vesting purposes under the Secor Bank Employees Profit Sharing Plan.

                  For purposes of eligibility under Section 3.1 and vesting under Section 6.4(b), Years of Service will include years of service recognized for vesting purposes under the Delta Bank and Trust Company Employees' Thrift and Savings Plan.

                  For purposes of eligibility under Section 3.1 and vesting under Section 6.4(b), Years of Service will include years of service recognized for vesting purposes under the American Bank and Trust Company Employee Stock Ownership Plan.


                                   ARTICLE II
                          TOP HEAVY AND ADMINISTRATION

2.1      TOP HEAVY PLAN REQUIREMENTS

                  For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

2.2      DETERMINATION OF TOP HEAVY STATUS

                  (a) This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and
         (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  If any participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a participant or Former participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                  (b) This Plan shall be a Super Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  (c) Aggregate Account: A participant's Aggregate Account as of the Determination Date is the sum of:

                           (1) his participant's Combined Account balance as of
                  the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                           (2) an adjustment for any contributions due as of the
                  Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                           (3) any Plan distributions made within the Plan Year
                  that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                           (4) any Employee contributions, whether voluntary or
                  mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the participant's Aggregate Account balance.

                           (5) with respect to unrelated rollovers and
                  plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31,

                  1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

                           (6) with respect to related rollovers and
                  plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                           (7) For the purposes of determining whether two
                  employers are to be treated as the same employer in (5) and
                  (6) above, all employers aggregated under Code Section 414(b),
                  (c), (m) and (o) are treated as the same employer.

                  (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                           (1) Required Aggregation Group: In determining a
                  Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a) (4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                           In the case of a Required Aggregation Group, each
                  plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                           (2) Permissive Aggregation Group: The Employer may
                  also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                           In the case of a Permissive Aggregation Group, only a
                  plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permis-sive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                           (3) Only those plans of the Employer in which the
                  Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                           (4) An Aggregation Group shall include any terminated
                  plan of the Employer if it was maintained within the last five
                  (5) years ending on the Determination Date.

                  (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case 'of the first Plan Year, the last day of such Plan Year.

                  (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code
         Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                           (1) the Present Value of Accrued Benefits of Key
                  Employees under all defined benefit plans included in the group, and

                           (2) the Aggregate Accounts of Key Employees under all
                  defined contribution plans included in the group,

                  exceeds sixty percent (60%) of a similar sum determined for all Participants.

2.3      POWERS AND DUTIES OF FIDUCIARIES

                  Each of the named fiduciaries with respect to the Plan shall have responsibilities allocated to it as set forth in the Plan and Trust, including, but not limited to, the following responsibilities:

                           (a)      Administrator:

                           - To interpret the provisions of the Plan and to
                  determine the rights of Participants under the Plan;

                           - To administer the Plan in accordance with its
                  terms, except to the extent powers to administer the Plan are specifically delegated to another named fiduciary or other person or persons as provided in the Plan;

                           - To account for the Account balances of
                  Participants;

                           - To direct the Trustee in the distribution of Trust
                  Fund assets;

                           - To file, or cause to be filed by the Trustee, such
                  reports, returns, or other information as may be required by the United States Department of Labor, the Internal Revenue Service, or any other governmental agency;

                           - To comply with the requirements of law for
                  disclosure of Plan provisions and other information relating to the Plan, to Participants and other interested parties; and

                           - To administer the claims procedure as provided in a
                  written document adopted by the Administrator.

                           (b)      Trustee:

                           - To create such investment funds as directed by the
                  Administrator in accordance with the Trust;

                           - To invest and reinvest Trust assets as provided in
                  the Trust agree- ment;

                           - To make distributions to Plan Participants as
                  directed by the Administrator;

                           - To render annual accountings to Regions as provided
                  in the Trust agreement;

                           - Otherwise to hold, administer, and control the
                  assets of the Trust as provided in the Plan and Trust agreement.

                           - The Trustee is also authorized to enter into one or
                  more custodial agreements with one or more institutional custodians or trustees for the purpose of holding some or all of the Plan's assets.

2.4      LIABILITY OF FIDUCIARIES

                  Except as otherwise provided in the Act, a named fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciary, and a named fiduciary of the Plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

2.5      THE COMMITTEE

                  The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee that shall act as Administrator, except to the extent such obligations are specifically imposed on the Trustee, the Board of Directors of Regions, or the Board of Directors of an Employer. The Committee shall be the named fiduciary of the Plan with respect to duties not specifically imposed on the Trustee, the Board of Directors of Regions, or the Board of Directors of an Employer. The Committee shall have the full power and authority to construe and interpret the provisions of the Plan and to determine the amount of benefits payable under the Plan. The Committee's determination as to any disputed question of fact or construction of the Plan shall be final and binding on the Participant.

                  The Committee shall be comprised of not less than three persons appointed from time to time by the Board of Directors of Regions. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board of Directors of Regions.

                  The Committee is directed to adopt rules consistent with the Act relating to Committee procedures and transaction of business for the Plan. Such rules shall be incorporated by reference into this Plan and shall address, at a minimum, the following subjects: conduct of Committee business, recordkeeping and reporting, employment of advisors, and processing of claims for benefits. The Committee is empowered to amend such rules as it deems necessary or desirable.

2.6      COMPENSATION OF COMMITTEE MEMBERS

                  No fee or compensation shall be paid to any member of the Committee who is an Employee for his services as a Committee member. Committee members who are not Employees may receive, as compensation for their services as Committee members, such amount, if any, as Regions from time to time shall determine to be reasonable.

2.7      EXPENSES

                  The expenses of administering the Plan, including, but not limited to, the compensation of all employees, agents, or counsel of the Committee, Trustee's fees, and accountants' fees shall be paid by Regions, but Regions shall not be obligated to pay such expenses. If Regions does not pay such expenses, the Trustee shall pay from the Trust such reasonable expenses as may be allowed by law.

2.8      INDEMNIFICATION

                  The Employer shall indemnify and reimburse the members of the Committee and any person acting on behalf of the Committee in connection with the administration of the Plan for any out of pocket expenses incurred in the performance of duties under the Plan and for all costs, expenses, and liabilities, including attorneys' fees, incurred in connection with any action, suit, or proceeding instituted against any such person alleging any act of commission or omission performed by such person while acting in good faith in discharging his duties with respect to the Plan or Trust. This indemnification is limited to such costs and expenses that are not covered under insurance now or hereafter provided by the Employer.

                                   ARTICLE III
                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY

                  Any Eligible Employee who has completed one (1) Year of Service shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2      RESERVED

3.3      EFFECTIVE DATE OF PARTICIPATION

                  An Eligible Employee shall become a Participant effective as of the first day of the month in which such Employee met the eligibility requirements of Section 3.1.

3.4      DETERMINATION OF ELIGIBILITY

                  The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review as provided for in the Administrator's claims procedure adopted pursuant to Section 2.3 (a).

3.5      TRANSFER OF EMPLOYMENT

                  (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                  (b) In the event a Participant is no longer a member of an eligible class of Employees but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

                  (c) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate as of the first day of the month of the transfer to an eligible class if such Employee has satisfied the minimum service requirement and would otherwise have previously become a Participant.

3.6      FORMER EMPLOYEES OF SECURITY FEDERAL SAVINGS & LOAN ASSOCIA-
         TION OF NASHVILLE

                  (a) An Employee (other than a Leased Employee) who was a participant in the Thrift and Profit Sharing Plan of Security Federal Savings and Loan Association (the "Security Federal Thrift Plan") as of December 31, 1992, shall become a Participant in the Plan on January 1, 1993, regardless of whether such employee has satisfied the conditions of eligibility set forth in section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by Security Federal Savings and Loan Association of Nashville or its successor, First Security Bank of Tennessee, on December 31, 1992, and who was not a participant in the Security Federal Thrift Plan on December 31, 1992, shall become a Participant in the Plan on the earlier of (i) the date he would have become a participant in the Security Federal Thrift Plan or (ii) the first day of the month in which he completes one (1) Year of Service. For this purpose, Years of Service shall include years of service recognized under the Security Federal Thrift Plan.

3.7      FORMER EMPLOYEES OF FRANKLIN COUNTY BANK

              An Employee (other than a Leased Employee) who was employed by Franklin County Bank on June 30, 1993, shall become a Participant in the Plan on the later of (i) July 1, 1993, or (ii) the first day of the month in which he completes one (1) Year of Service. For this purpose, Years of Service shall include years of service recognized under the Franklin County Bank Savings Plan.

3.8      FORMER EMPLOYEES OF FIRST FEDERAL BANCSHARES OF DEFUNIAK
         SPRINGS

                  An Employee (other than a Leased Employee) who was employed by First Federal Bancshares of DeFuniak Springs or its affiliates on October 21, 1993, shall become a Participant in the Plan on the later of (i) January 1, 1994, or (ii) the first day of the month in which he completes one (1) Year of Service.

3.9      FORMER EMPLOYEES OF GUARANTY BANK & TRUST COMPANY

                  An Employee (other than a Leased Employee) who is a former employee of Guaranty Bank & Trust Company ("Guaranty Bank"), or any entity that was a member of a controlled group with Guaranty Bank (within the meaning of Code Sections 414(b) and 414(c)) on May 31, 1994, shall become a Participant in the Plan on the later of (i) January 1, 1995, or (ii) the first day of the month in which he completes one (1) Year of Service. For purposes of this Section, Years of Service includes service with Guaranty Bank that would have recognized as service under the Plan had Guaranty Bank been a member of a controlled group (within the meaning of Code Sections 414(b) and 414(c)) with the Employer at the time such service was rendered.

3.10     FORMER EMPLOYEES OF BANK OF NEW ROADS

                  (a) An Employee (other than a Leased Employee) who was a participant in the Bank of New Roads Savings and Stock Bonus Plan (the "Bank of New Roads Plan") as of August 30, 1994, shall become a Participant in this Plan on August 31, 1994, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by the Bank of new Roads or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) on August 30, 1994, and who was not a participant in the Bank of New Roads Plan on August 30, 1994, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Bank of New Roads Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Bank of New Roads Plan.

3.11     FORMER EMPLOYEES OF FIRST AMERICAN BANK & TRUST COMPANY IN
         LOUISIANA

                  (a) An Employee (other than a Leased Employee) who was a participant in the First American Bank & Trust Company in Louisiana Deferred Savings Plan (the "First American Plan") as of November 10, 1994, shall become a Participant in this Plan on January 1, 1995, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by the First American Bank & Trust Company of Louisiana ("First American") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with First American on November 10, 1994, and who was not a participant in the First American Plan on November 10, 1994, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the First American Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the First American Plan.

3.12     FORMER EMPLOYEES OF UNION BANK & TRUST COMPANY

                  (a) An Employee (other than a Leased Employee) who was a participant in the Union Bank & Trust Company Employee Savings Plan (the "Union Plan") as of December 28, 1994, shall become a Participant in this Plan on January 1, 1995, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by the Union Bank & Trust Company ("Union") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Union on December 28, 1994, and who was not a participant in the Union Plan on December 28, 1994, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Union Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Union Plan.

3.13     FORMER EMPLOYEES OF SECOR BANK, FEDERAL SAVINGS BANK

                  (a) An Employee (other than a Leased Employee) who was a participant in the Secor Bank Employees Profit Sharing Plan (the "Secor Plan") as of December 31, 1993, shall become a Participant in this Plan on January 1, 1994, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed on December 31, 1993, by Secor Bank, Federal Savings Bank, or by any Secor Subsidiary

         (as such term is defined in the Amended and Restated Agreement and Plan of Reorganization between Secor Bank, Federal Savings Bank, and First Alabama Bancshares, Inc.) and who was not a participant in the Secor Plan on December 31, 1993, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Secor Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Secor Plan.

3.14     FORMER EMPLOYEES OF FIRST NATIONAL BANCORP

                  (a)  An Employee (other than a Leased Employee) who

                  (i) was a participant in the First National Bancorp FirstSaver Retirement Plan (the "First National Plan") as of February 29, 1996, and

                  (ii) is hired by or transfers to a Participating Employer within the meaning of Section 9.01, and

                  (iii)is classified by Regions Financial Corporation as a "Passover" em ployee shall become a Participant in this Plan as of the date on which the Employee is hired by or transfers to such Participating Employer.

                   (b) An Employee (other than a Leased Employee) who

                       (i) was employed on February 29, 1996, by First National and who was not a participant in the First National Plan on February 29, 1996, and

                       (ii) is hired by or transfers to a Participating Employer within the meaning of Section 9.01, and

                       (iii) is classified by Regions Financial Corporation as a "Passover" employee shall become a Participant in this Plan on the first day of the month in which he completes one Year of Service.

3.15     FORMER EMPLOYEES OF FIRST NATIONAL BANK OF ST. BERNARD PARISH

                  (a) An Employee (other than a Leased Employee) who was a participant in the First National Bank of St. Bernard Parish Profit Sharing Plan and Trust (the "St. Bernard Plan") as of March 15, 1995, shall become a Participant in this Plan on March

         17, 1995, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by the First National Bank of St. Bernard Parish ("St. Bernard") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with St. Bernard on March 15, 1995, and who was not a participant in the St. Bernard Plan on March 15, 1995, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the St. Bernard Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the St. Bernard Plan.

3.16     FORMER EMPLOYEES OF FIDELITY FEDERAL SAVINGS BANK

                  (a) An Employee (other than a Leased Employee) who was a participant in the Fidelity Federal Savings Bank 401(k) Profit Sharing Plan (the "Fidelity Plan") as of May 15, 1995, shall become a Participant in this Plan on May 16, 1995, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by Fidelity Federal Savings Bank ("Fidelity") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Fidelity on May 15, 1995, and who was not a participant in the Fidelity Plan on May 15, 1995, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Fidelity Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Fidelity Plan.


3.17     FORMER EMPLOYEES OF PRUDENTIAL SAVINGS BANK, F.S.B.
         (CARTERSVILLE BRANCH)

                  (a) An Employee (other than a Leased Employee) who was employed by the Cartersville branch of the Prudential Savings Bank, F.S.B. and who was a participant in The Prudential Employee Savings Plan (the "Prudential Plan") as of November 16, 1995, shall become a Participant in this Plan on November 17, 1995, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by the Cartersville branch of Prudential Savings Bank, F.S.B. ("Cartersville") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Cartersville on November 16, 1995, and who was not a participant in the Prudential Plan on November 16, 1995, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Prudential Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Prudential Plan.

3.18     FORMER EMPLOYEES OF METRO FINANCIAL CORPORATION

                  (a) An Employee (other than a Leased Employee) who was a participant in the Metro Financial Corporation 401(k) Profit Sharing Plan (the "Metro Plan") as of January 30, 1996, shall become a Participant in this Plan on January 31, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by Metro Financial Corporation ("Metro") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Metro on January 30, 1996, and who was not a participant in the Metro Plan on January 30, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Metro Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Metro Plan.

3.19     FORMER EMPLOYEES OF ENTERPRISE NATIONAL BANK

                  (a) An Employee (other than a Leased Employee) who was a participant in the Enterprise National Bank 401(k) Profit Sharing Plan (the "Enterprise Plan") as of January 31, 1996, shall become a Participant in this Plan on February 1, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by Enterprise National Bank ("Enterprise") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Enterprise on January 31, 1996, and who was not a participant in the Enterprise Plan on January 31, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Enterprise Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Enterprise Plan.

3.20     FORMER EMPLOYEES OF FIRST GWINNETT BANCSHARES, INC.

                  (a) An Employee (other than a Leased Employee) who was a participant in the First Gwinnett Bancshares, Inc. Retirement Plan (the "First Gwinnett Plan") as of August 14, 1996, shall become a Participant in this Plan on August 15, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by First Gwinnett Bancshares, Inc. ("First Gwinnett") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with First Gwinnett on August 14, 1996, and who was not a participant in the First Gwinnett Plan on August 14, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the First Gwinnett Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the First Gwinnett Plan.

3.21     FORMER EMPLOYEES OF THE KEY BANK OF FLORIDA

                  (a) An Employee (other than a Leased Employee) who was a participant in The Key Bank of Florida 401(k) Plan (the "Key Bank Plan") as of June 30, 1996, shall become a Participant in this Plan on July 1, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by The Key Bank of Florida ("Key Bank") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Key Bank on June 30, 1996, and who was not a participant in the Key Bank Plan on June 30, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Key Bank Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Key Bank Plan.

3.22     FORMER EMPLOYEES OF ROCKDALE COMMUNITY BANK

                  (a) An Employee (other than a Leased Employee) who was a participant in the Rockdale Community Bank Tax Deferred 401(k) Savings Plan (the "Rockdale Plan") as of August 15, 1996, shall become a Participant in this Plan on August 16, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by Rockdale Community Bank ("Rockdale") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Rockdale on August 14, 1996, and who was not a participant in the Rockdale Plan on August 14, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Rockdale Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Rockdale Plan.

3.23 FORMER EMPLOYEES OF FIRST NATIONAL BANCORP AND ITS SUBSID-IARIES AND AFFILIATES

                  (a) An Employee (other than a Leased Employee) who was a participant in the First National Bancorp FirstSaver Retirement Plan (the "FirstSaver Plan") as of December 31, 1996, shall become a Participant in this Plan on January 1, 1997, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by First National Bancorp or its subsidiaries and affiliates (collectively "FNB") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with FNB on March 1, 1996, and who was not a participant in the FirstSaver Plan on December 31, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the FirstSaver Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the FirstSaver Plan.

                  (c) Before any loans may be made under Section 7.4 to a Participant who was an employee of First National Bancorp or one of its subsidiaries or affiliates on March 1, 1996, or before such a Participant may make any withdrawals under Sections 6.10, 6.11, or 6.12, the Participant must waive the qualified joint survivor annuity, with applicable spousal consent, pursuant to Section 6.5(f)(1)(ii).

3.24     FORMER EMPLOYEES OF DELTA BANK AND TRUST COMPANY

                  (a) An Employee (other than a Leased Employee) who was a participant in the Delta Bank and Trust Company Employees' Thrift and Savings Plan (the "Delta Plan") as of August 7, 1996, shall become a Participant in this Plan on August 8, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by Delta Bank and Trust Company or its affiliates (collectively "Delta") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with Delta on August 8, 1996, and who was not a participant in the Delta Plan on August 7, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the Delta Plan or
         (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the Delta Plan.

3.25     FORMER EMPLOYEES OF AMERICAN BANK AND TRUST COMPANY

                  (a) An Employee (other than a Leased Employee) who was a participant in the American Bank and Trust Company Employee Stock Ownership Plan (the "American Plan") as of September 4, 1996, shall become a Participant in this Plan on September 5, 1996, regardless of whether he has satisfied the conditions of eligibility set forth in
         Section 3.1.

                  (b) An Employee (other than a Leased Employee) who was employed by American Bank and Trust Company or its affiliates (collectively "American") or an entity that was a member of a controlled group (within the meaning of Code Sections 414(b) or 414(c)) with American on September 5, 1996, and who was not a participant in the American Plan on September 4, 1996, shall become a Participant in this Plan on the earlier of (i) the date he would have become a participant in the American Plan or (ii) the first day of the month in which he completes one Year of Service. For this purpose, Years of Service shall include service recognized under the American Plan.


                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

                  For each Plan Year, the Employer shall contribute to the Plan:

                  (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer's Elective Contribution.

                  (b) On behalf of each Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a percentage of each eligible individual's Compensation, the exact percentage to be determined each year by the Employer. The Employer's Qualified Non-Elective Contribution shall be deemed an Employer's Elective Contribution.

                  (c) A discretionary amount out of its current or accumulated Net Profit, which amount shall be deemed an Employer's Non-Elective Contribution.

                  (d) Notwithstanding the foregoing, however, the Employer's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code
         Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

                  (e) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

4.2      PARTICIPANT'S SALARY REDUCTION ELECTION

                  (a) Each Participant may elect to defer 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10% of the Compensation the Participant would have received in the Plan Year but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election.

                  Notwithstanding the first paragraph of this Section 4.2(a), and effective as of April 1, 1996, a Highly Compensated Participant may elect to defer 2%, 3%, 4%, 5%, or 5.5% of Compensation the Participant would have received in the Plan Year but for the deferral election.

                  The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                  (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                  (c) Amounts held in the Participant's Elective Account may not be distributable earlier than:

                           (1) a Participant's termination of employment, Total
                  and Permanent Disability, or death;

                           (2) a Participant's attainment of age 59 1/2;

                           (3) the termination of the Plan without the existence
                  at the time of Plan termination of another defined contribution plan (other than an employee stock owner plan as defined in Code Section 4975(e)(7))or he establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer;

                           (4) the date of disposition by the Employer to an
                  entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

                           (5) the date of disposition by the Employer or an
                  Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d) (3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                           (6) the proven financial hardship of a Participant,
                  subject to the limitations of Section 6.12.

                  (d) In any Plan Year beginning after December 31, 1987, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                  (e) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g) -1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)
         (18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code
         Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                           (1) the Participant shall designate the distribution
                  as Excess Deferred Compensation;

                           (2) the distribution must be made after the date on
                  which the Plan received the Excess Deferred Compensation; and

                           (3) the Plan must designate the distribution as a
                  distribution of Excess Deferred Compensation.

                  (f) Notwithstanding Section 4.2(e) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                  (g) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                  (h) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                           (1) A Participant may commence making elective
                  deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in
                  Article III. A Participant shall make such an election by entering into a written salary reduction election with the Employer and filing such agreement with the Administrator. The Participant's salary reduction election shall become effective as soon as is administratively feasible following its delivery to the Administrator; provided however, that it shall not become effective earlier than the January 1, April 1, July 1, or October 1 coinciding with or immediately following the Participant's effective date of participation under Section
                  3.3. A Participant's salary reduction election shall remain in effect until revoked.

                           (2) A Participant may modify a prior election during
                  the Plan Year and concurrently make a new election by filing appropriate written notice with the Administrator. Such modification will become effective as soon thereafter as is administratively feasible.

                           (3) A Participant may elect to prospectively revoke
                  his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with appropriate written notice of such revocation. Such revocation shall become effective as soon thereafter as is administratively feasible. Furthermore, the termination of a Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3      TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

                  The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

                  However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash.

4.4      ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                  (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date or valuation date all amounts allocated to each such Participant as set forth herein. Effective as of February 1, 1994, all allocations to a Participant's Account or Participant's Elective Account shall be made in shares or units of one of the Investment Funds, and all loan repayments, dividends, and other cash receipts allocable to the account of a Participant shall be used to purchase shares or units in one of the Investment Funds in accordance with the Participant's investment election under Section 4.10(a).

                  (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for and during each Plan Year. On the basis of such information, the Administrator shall allocate such contributions as follows:

                           (1) With respect to the Employer's Elective
                  Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to such Participant's Deferred Compensation. Allocation of the Employer's Elective Contribution shall occur at the time such contribution is placed into Trust.

                           (2) With respect to the Employer Qualified
                  Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant's Elective Account in accordance with Section 4.1(b). Allocation of the Employer's Qualified NonElective Contribution shall occur as of the Anniversary Date.

                           Only Participants who have completed a Year of
                  Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the year.

                           (3) With respect to the Employer's Non-Elective
                  Contribution made pursuant to Section 4.1(c), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year. Allocation of the Employer's NonElective Contribution shall occur as of the Anniversary Date.

                           Only Participants who have completed a Year of
                  Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

                  (c) As of each Anniversary Date, any amounts which became Forfeitures during the Plan Year in which such Anniversary Date falls shall first be made available to reinstate previously forfeited account balances of former Participants, if any, in accordance with Section 6.4(g). The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions pursuant to Section 4.4(b) in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

                  Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.7) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.8.

                  (d) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(j).

                  (e) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal, or Late), Total and Permanent Disability, or death shall share in the allocation of contributions and Forfeitures for that Plan Year without regard to whether such Participants completed a Year of Service.

                  (f) As of each Anniversary Date or other valuation date, before allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date.

                  Effective as of February 1, 1994, earnings or losses shall not be separately allocated to the accounts of Participants or Former Participants but shall, rather, be reflected in the increased or decreased values of units or shares allocated to the accounts of Participants and Former Participants.

                  (g) Minimum Allocations Required for Top Heavy Plan Years:
         Notwithstanding the foregoing, for any Top Heavy Plan Year, either (i) a minimum Employer contribution shall be made, pursuant to this Plan or another defined contribution plan maintained by the Employer, to the Participant's Combined Account of each Non-Key Employee or (ii) a minimum non-integrated benefit shall be provided to each Non-Key Employee, pursuant to a defined benefit plan maintained by the Employer. For the purpose of the preceding sentence, the minimum Employer contribution provided to each Non-Key Employee shall be equal to 3% of such Non-Key Employee's Compensation. However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account.

                  (h) For any Plan Year when (1) the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and (2) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, the extra minimum allocation (required by Section 4.7(1) to provide higher limitations) shall be provided for each Non-Key Employee who is a Participant only in this Plan by substituting four percent (4%) for three percent (3%) in the paragraph above.

                  (i) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's discretionary Non-Elective contributions and Forfeitures allocated on behalf of such Key Employee divided by the Compensation for such Key Employee.

                  (j) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

                  (k) For the purposes of this Section, Compensation shall be limited to $200,000 (unless adjusted in such manner as permitted under Code Section 415(d)).

         However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

                  (l) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                  (m) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                           (1) one account for nonforfeitable benefits
                  attributable to pre-break service; and

                           (2) one account representing his status in the Plan
                  attributable to post-break service.

4.5      ACTUAL DEFERRAL PERCENTAGE TESTS

                  (a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                           (1) The "Actual Deferral Percentage" for the Highly
                  Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

                           (2) The excess of the "Actual Deferral Percentage"
                  for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2.

                  (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer. For purposes of calculating a Participant's Actual Deferral Percentage, Compensation shall be determined according to the provisions of Section 1.23.

                  (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest Compensation during the year, the following shall apply:

                           (1) The combined actual deferral ratio for the family
                  group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employer Elective Contributions and Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to Compensation, for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

                           (2) The Employer Elective Contributions and
                  Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (I) above.

                           (3) If a Participant is required to be aggregated as
                  a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

                  (d) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to
         Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

4.6      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

                  In the event that the initial allocations of the Employer's Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

                  (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him until one of the tests set forth in Section 4.5(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in
         Section 4.5(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his Compensation. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                           (1) With respect to the distribution of Excess
                  Contributions pursuant to (a) above, such distribution:

                                    (i) may be postponed but not later than the
                           close of the Plan Year following the Plan Year to which they are allocable;

                                    (ii) shall be made from Qualified
                           Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation;

                                    (iii) shall be adjusted for Income; and

                                    (iv) shall be designated by the Employer as
                           a distribution of Excess Contributions (and Income).

                           (2) Any distribution of less than the entire amount
                  of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

                           (3) If the determination and correction of Excess
                  Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules, then the actual deferral ratio shall be reduced as required herein, and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

                  (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in

         Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

4.7      MAXIMUM ANNUAL ADDITIONS

                  (a) Notwithstanding the foregoing, the maximum "annual additions' credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's Compensation for such "limitation year".

                  (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions for "limitation years" beginning after December 31, 1986, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the Compensation percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                  (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition". In addition, the following are not Employee contributions for the purposes of Section 4.7(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cashouts); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                  (d) For purposes of applying the limitations of this Section, Compensation shall include the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during the "limitation year".

                  Likewise, for purposes of applying the limitations of this Section, Compensation shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (B) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution, (C) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code
         Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (D) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For the purposes of this Section, the determination of Compensation shall be made by not including amounts that are excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

                  (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                  (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                  (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  (h) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
         Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (i) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                  (j) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                  (k) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section

         419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                  If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code
         Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                  (l) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100% shall be substituted for 125% in Sections 4.7(j) and 4.7(k) unless the extra minimum allocation is being provided pursuant to Section 4.4. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100% shall be substituted for 125% in any event.

                  (m) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

                  (n) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.8      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) return any elective deferrals (within the meaning of Section 402(g)(3) of the Code) credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts, (2) return any voluntary Employee contributions contributed for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts, (3) hold any "excess amount" remaining after the return of any elective deferrals and voluntary Employee contributions in a "Section 415 suspense account", (4) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year", or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year," and (5) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

                  (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.7.

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

                  Effective as of February 1, 1994, "excess amounts" allocated to a "Section 415 suspense account" shall be expressed in the form of units or shares in one of the Investment Funds, and such units or shares shall increase or decrease in value, as the case may be, while allocated to the "Section 415 suspense account."

                  (d) The Plan may not distribute "excess amounts", other than elective deferrals and voluntary Employee contributions, to Participants or Former Participants.

4.9      TRANSFERS FROM QUALIFIED PLANS

                  (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as "Participant's Rollover Account". Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                  (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraphs (c) and (d) of this Section.

                  (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions as defined in Regulation 1.401(f)-1(g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

                  (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits from the Participant's Elective Account, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. A Participant may also borrow or make withdrawals from his Participant's Rollover Account on the same basis as loans or withdrawals may be made from the Participant's Elective Account. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                  (e) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan;
         (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan, and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                  (f) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                  (g) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the participant.

                  (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit," as that term is defined in
         Section 7.1.

4.10     INVESTMENT ELECTIONS

                  (a) Each Participant may elect to have his Participant's Combined Account invested in increments of 10%, in any of the Investment Funds. Such election shall be made initially by filing an election with the Administrator upon becoming a Participant. Each Participant may elect, no more than one time per calendar quarter, to have the assets in any Investment Fund transferred, in increments of 10% of the total of such Participant's Combined Account invested in such fund, to any other Investment Fund. Such election shall be made by delivering to the Administrator an appropriate election, which such election shall become effective as soon thereafter as is administratively feasible.

                  (b) The Administrator shall direct the Trustee to transfer the money or other property from one Investment Fund to another Investment Fund as may be necessary to carry out the aggregate transfer transactions elected by participants, after the Administrator has caused the proper entries to be made in the participants' Aggregate Accounts regarding the Investment Funds and has reconciled off setting transfer elections.

                  (c) If the Trustee has entered into one or more custodial agreements with an institutional custodian or trustee, such transfer of assets between Investment Funds shall occur pursuant to and in accordance with the procedures set forth in such custodial agreement.

4.11     INVESTMENT IN CONTRACTS

                  The Original Plan and Trust contemplated, but did not require, that part of the Trust Fund might from time to time be invested in Contracts. The portion of the Trust Fund to be so invested in Contracts, the type of Contracts to be purchased, and the provisions to be included in such Contracts was entirely within the Committee's discretion, subject to certain restrictions set forth in such Plan and Trust. Legal ownership of all Contracts was required to vest in the Trustee and not in the insured Participant. Effective January 1, 1985, the Trustee ceased making further applications for Contracts. The Trustee, may, however, hold in trust the Contracts purchased by it prior to January 1, 1985, upon the terms and conditions set forth in Appendix A to this Plan. For the purpose of this Section and Appendix A, the "Original Plan and Trust" means the Amended and Restated Profit-Sharing Plan of First Alabama Group (effective January 1, 1976), "Committee" means the Administrator of the Original Plan and Trust or of this Plan, and "Contract" means any insurance contract issued by an insurance company in respect of a participant pursuant to Article IV of the Original Plan and Trust, providing for ordinary life insurance protection or having a higher cash reserve.

4.12     ADMINISTRATIVE ADJUSTMENTS

                  The Committee shall make such adjustments in the allocations to a Participant's account as may be necessary in order to correct administrative errors in allocating contributions and forfeitures. Further, if the Committee deems it necessary, the Committee may request the Employer to make such contributions for any Plan Year as are needed to accomplish such administrative adjustments. Any contributions made pursuant to this Section shall be paid to the Trustee within a reasonable time and allocated to Participants' accounts according to the direction of the Committee.

                                    ARTICLE V
                                   VALUATIONS

5.1      VALUATION OF THE TRUST FUND

                  The Administrator shall direct the Trustee, as of each Anniversary Date and at such other date or dates deemed necessary by the Administrator, herein called "valuation dates," to determine the net worth of assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date." All distributions under the Plan shall be based upon the amount realized from the liquidation of units or shares credited to the account of a Participant.

5.2      METHOD OF VALUATION

                  In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date". If such securities were not traded on the "valuation date", or if the exchange on which they are traded was not open for business on the "valuation date", then the securities shall be valued at the prices at which they were last traded prior to the "valuation date". Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date", which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                  Effective as of February 1, 1994, the Trust Fund, and each of the Investment Funds established under Section 1.27, shall be unitized based upon generally accepted common trust fund valuation methods. The value of units or shares allocated to a Participant's Combined Account shall be determined by the fair market value of shares or units allocated to such Participant's Combined Account on the appropriate "valuation date."

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

                  Every Participant may terminate his employment with the Employer and retire for purposes hereof on his Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. If the Participant retires under this Section 6.1, he may begin receiving benefits as of the close of the month following the month in which he retires. Such benefits shall be distributed to the Participant based upon the amount realized from the liquidation of units or shares credited to the accounts of the Participant.

                  If a Participant was a participant in the Franklin County Bank Savings Plan as of June 30, 1993, he may elect to begin receiving benefits on his Normal Retirement Date even though he has not terminated employment with the Employer. In such event, distributions shall begin as soon as is practicable following the "valuation date" coinciding with or immediately following the Participant's Normal Retirement Date.

6.2      DETERMINATION OF BENEFITS UPON DEATH

                  (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary within 60 days after the date of the Participant's death. Such distribution will be based upon the amount realized from the liquidation of units or shares credited to the accounts of the Participant.

                  (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections
         6.6 and 6.7, to distribute any remaining amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                  (c) Any security interest held by the Plan by reason of an outstanding loan to the participant or Former Participant shall be taken into account in determining the amount of the death benefit.

                  (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                  (1) the spouse has waived the right to be the Participant's Beneficiary, or

                  (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                  (3) the participant has no spouse, or

                  (4) the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                  (f) Any consent by the participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

                  In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired. Such distribution shall be made within 60 days following the determination of the Participant's Total and Permanent Disability, and shall be based upon the amount realized from the liquidation of units or shares credited to the accounts of the Participant.

6.4      DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early, or Normal Retirement). However, at the election of the Participant (and with the written consent of the Participant's spouse, if any) the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant at any time after the close of the month following the month in which the Participant terminated employment. Any distribution under this paragraph shall be based upon the amount realized from the liquidation of units or shares credited to the accounts of the Participant, and shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the regulations thereunder.

                  If the value of a Terminated participant's Vested benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                  For purposes of this Section 6.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

                  (b) The Vested portion of any participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                      Vesting Schedule
          Years of Service                                 Percentage
               1 - 2                                           0%
                   3                                         100%


                  (c) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

                  (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                  (e) A participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment and restatement. If a Participant fails to make such election, then such participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (1) the adoption date of the amendment,

                           (2) the effective date of the amendment, or

                           (3) the date the participant receives written notice
                  of the amendment from the Employer or Administrator.

                  Except, however, any Employee who was a Participant as of the later of the effective date or adoption date of this amendment and restatement and who completed three (3) Years of Service shall be subject to the pre-amendment vesting schedule provided such schedule is more liberal than the new vesting schedule.
                      Pre-Amendment Vesting Schedule
        Years of Service                        Percentage
                             100% upon entry

                  (f) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (1) the adoption date of the amendment,

                           (2) the effective date of the amendment, or

                           (3) the date the Participant receives written notice
                  of the amendment from the Employer or Administrator.

                           (g)(1) If any Former Participant shall be reemployed
                  by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                           (2) If any Former Participant shall be reemployed by
                  the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to
                  Section 4.1(c), such contribution
                  shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

                           (3) If any Former Participant is reemployed after a
                  1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                                    (i) If a Former Participant has a 1-Year
                           Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes as of his date of rehire;

                                    (ii) Any Former Participant who under the
                           Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                                    (iii) After five (5) consecutive 1-Year
                           Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                                    (iv) A Former Participant who has not had
                           his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above shall participate in the Plan effective as of his date of reemployment.

6.5      DISTRIBUTION OF BENEFITS

                  (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                           (1) One or more lump-sum payments in cash;

                           (2) Payments over a period certain of not more than
                  ten years in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may, in its discretion, (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security, or (B) purchase a non-transferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

                           (3) Any combination of the above.

                           (4) If a Participant was an employee of First
                  National Bancorp or one of its subsidiaries or affiliates on March 1, 1996, he shall receive a distribution of his benefits (whether accrued before or after that date) in the form of a qualified joint and survivor annuity unless the Participant elects an alternate benefit pursuant to Section 6.5(f). For a married participant, the qualified joint and survivor annuity payment shall be in the form of a QJSA; for an unmarried participant, this payment shall be in the form of a life annuity. For this purpose, a "QJSA" shall be an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse. Alternatively, a married participant may elect a survivor annuity which is 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

                  (b) Any distribution to a Participant who has a benefit which exceeds $3,500, or has ever exceeded $3,500 at the time of any prior distribution, shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                           (1) The Participant must be informed of his right to
                  defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c).

                           (2) Notice of the rights specified under this
                  paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                           (3) Written consent of the Participant to the
                  distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                           (4) If the Participant is married and has not yet
                  reached his Early Retirement Age, his spouse must consent in writing to the distribution and such consent must be witnessed by a notary public or a Plan representative.

                  (c) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code

         Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                           (1) A Participant's benefits shall be distributed to
                  him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five
                  (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

                           (2) Distributions to a Participant and his
                  Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                  Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

                  (d) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                  (e) The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the Plan Administrator notwithstanding any contrary provision of
         Section 6.5.

                  (f)      Procedures Relating to Annuities

                           (1)      Benefit Elections.

                                    (i) Explanation of Qualified Joint and
                           Survivor Annuity. Not more than 90 days and not less than 30 days before an annuity is scheduled to commence, the Administrator must provide the Participant with a written explanation of (i) the terms of the qualified joint and survivor annuity (as defined in Section 6.5(a)(4)), (ii) the right of a married Participant to waive the qualified joint and survivor annuity and the effect of such an election,
                           (iii) the rights of the Participant's spouse, and
                           (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

                                    (ii) Waiver of Qualified Joint and Survivor
                           Annuity. A Participant who is married on his benefit commencement date must receive his benefit in the form of a qualified joint and 50% survivor annuity unless he waives that form of benefit within 90 days before the benefit commencement date. The waiver must designate a specific beneficiary or class of beneficiaries unless the Participant chooses a single life annuity. A Participant's waiver is ineffective without spousal consent unless it is established to the Administrator's satisfaction that the Participant is unmarried or the spouse cannot be located. The spousal consent must (i) be in writing and witnessed by a Plan representative or a notary public, (ii) designate a specific beneficiary or class of beneficiaries, indicating whether such designation can be changed later without further spousal consent, and (iii) acknowledge the effect of the election. Additionally, a Participant's waiver of the qualified joint and 50% survivor annuity shall not be effective unless the election designates a form of benefit payment, indicating whether such designation can be later changed without further spousal consent. A Participant's waiver of the qualified joint and 50% survivor annuity can be revoked at any time any number of times during the applicable election period.

                           (2)      Pre-Retirement Death Benefit.

                                    (i) Pre-Retirement Death Benefit. If a
                           Participant dies before benefit payments are scheduled to begin, the Participant's surviving spouse, if any, shall be the Participant's Beneficiary. Such Beneficiary shall receive the Participant's Vested account balance in the form of a single life annuity unless he elects another form of payment otherwise permitted under the Plan.

                                    (ii) Explanation of Pre-Retirement Death
                           Benefit.

                                            (A) Content of Explanation. The
                                    Administrator must provide the Participant with a written explanation of (i) the terms of the pre-retirement death benefit, (ii) the right of a married Participant to waive the pre-retirement death benefit and the effect of such an election, (iii) the rights of the Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the pre-retirement death benefit.

                                            (B) When Explanation Must Be
                                    Provided. The Administrator must provide such explanation during the 12-month period following the date on which the Employee becomes a Participant. However, if such 12-month period ends earlier than the Plan Year in which the Participant attains age 34, such explanation must be provided during the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34.

                                    (iii) Unmarried Participant or Waiver of
                           Pre-Retirement Death Benefit. An unmarried
                           Participant is deemed to have waived the pre-retirement death benefit, but such deemed waiver is void if the Participant later marries. A married Participant may waive his right to a pre-retirement death benefit. Such waiver must designate a specific nonspouse Beneficiary. A Participant's waiver is ineffective without spousal consent unless it is established to the Administrator's satisfaction that the Participant's spouse cannot be located. The spousal consent must (i) be in writing and witnessed by a Plan representative or a notary public, (ii) designate a specific alternative beneficiary or class of beneficiaries or expressly allow for later changes without further spousal consent, and (iii) acknowledge the effect of the election. A Participant's waiver of the pre-retirement death benefit is ineffective if it is made before the earlier of (i) 90 days before the Participant's severance from service date or (ii) the first day of the Plan Year in which the Participant attains age
                           35. A Participant's waiver of the pre-retirement death benefit can be revoked at any time any number of times during the applicable election period.

                                    If the right to a pre-retirement death
                           benefit has been waived (or deemed waived) and the Participant dies before his benefit commencement date, the Participant's Beneficiary shall be entitled to receive the value of the Participant's Vested account balance in the form of a lump sum unless the Beneficiary elects another form of payment otherwise permitted under the Plan.

                           (3) Application. This Section 6.5(f) shall apply only
                  when, and to the extent, required by Section 6.5(a)(4).

6.6      DISTRIBUTION OF BENEFITS UPON DEATH

                  (a)(1) The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by either of the following methods, as elected by the Beneficiary subject, however, to the rules specified in Section 6.6(b):

                           (i) One lump-sum payment in cash or in property;

                           (ii) Payment in monthly, quarterly, semi-annual, or
                  annual cash installments over a period not to exceed ten years to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                           (iii) Any combination of the above.

                           (2) In the event the death benefit payable pursuant
                  to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

                  (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a) (9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to
         Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                  (c) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                  (d) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7      TIME OF SEGREGATION OR DISTRIBUTION

                  Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the date on which such distribution was scheduled to occur or commence. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

6.8      DISTRIBUTION FOR MINOR BENEFICIARY

                  In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

                  In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

6.10     ROUTINE WITHDRAWALS OF NON-ELECTIVE CONTRIBUTIONS

                  Once per calendar quarter as elected by the Participant, a Participant may withdraw an amount (or such lesser amount as elected by the Participant) equal to the current value of his Vested Participant's Account less the amount of the Employer's Non-Elective Contributions for the two Plan Years preceding the year of withdrawal. Withdrawals pursuant to this Section must be evidenced by a written request filed by the Participant with the Administrator. Such written request shall become effective as of the end of the month following the month in which it is delivered to the Administrator.

6.11     EMERGENCY WITHDRAWALS OF NON-ELECTIVE CONTRIBUTIONS

                  At any time during the Plan Year, a Participant may submit a request to make an emergency withdrawal from the Vested portion of his Participant's Account. The Administrator shall process such requests in accordance with a written policy adopted by the Administrator and operated in a nondiscriminatory manner.

6.12     ADVANCE DISTRIBUTION FOR HARDSHIP

                  (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Participant's Elective Account valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution and the Participant's Elective Account shall be reduced accordingly. The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances. A need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred. Withdrawal under this Section shall be authorized if the distribution is on account of:

                           (1) Medical expenses described in Code Section 213(d)
                  incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

                           (2) The purchase (excluding mortgage payments) of a
                  principal residence for the Participant;

                           (3) Funeral expenses for a member of the
                  Participant's family;

                           (4) Payment of tuition and related educational fees
                  for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents; or

                           (5) The need to prevent the eviction of the
                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (b) No distribution shall be made pursuant to this Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's representation that the need cannot be relieved:

                           (1) Through reimbursement or compensation by
                  insurance or otherwise;

                           (2) By reasonable liquidation of the Participant's
                  assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                           (3) By cessation of elective deferrals under the
                  Plan; or

                           (4) By other distributions or loans from the Plan or
                  any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.

                  (c) Notwithstanding the above, for Plan Years beginning after December 31, 1988, distributions from the Participant's Elective Account pursuant to this Section shall be limited solely to the Participant's Deferred Compensation and any income allocable thereto credited to the Participant's Elective Account as of December 31, 1988.

6.13     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

                  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code
Section 414(p).

6.14     DIRECT ROLLOVERS

                  (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b)      Definitions

                           (1) Eligible rollover distribution: An eligible
                  rollover distribution is any distribution of all or any portion of the balance of the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (2) Eligible retirement plan: An eligible retirement
                  plan is an individual retirement account described in section 401(a) of the Code an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (3) Distributee: A distributee includes an employee
                  or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                           (4) Direct rollover: A direct rollover is a payment
                  by the plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE VII
                    AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1      AMENDMENT

                  (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section.

                  (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                  (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

7.2      TERMINATION

                  (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                  (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Fund to Participants in a manner which is consistent with and satisfies the provisions of Section
         6.5. Distributions to a Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer, as determined by the Administrator. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits."

7.3      MERGER OR CONSOLIDATION

                  This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits."

7.4      LOANS TO PARTICIPANTS

                  (a) The Trustee is authorized to make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for repayment over a reasonable period of time.

                  (b) The loan program under the Plan shall be administered according to a written policy adopted by the Administrator, which policy is hereby made a part of this Plan.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      PARTICIPANT'S RIGHTS

                  This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

8.2      ALIENATION

                  (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, except to the extent permissible under the Code.

                  (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness.

                  (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

8.3      CONSTRUCTION OF PLAN

                  This Plan shall be construed and enforced according to the Act and the laws of the State of Alabama, to the extent not preempted by the Act.

8.4      GENDER AND NUMBER

                  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

8.5      RESERVED

8.6      PROHIBITION AGAINST DIVERSION OF FUNDS

                  (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                  (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403 (c)
         (2) (A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

8.7      RECEIPT AND RELEASE FOR PAYMENTS

                  Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may, but need not, require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

8.8      ACTION BY THE EMPLOYER

                  Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

8.9      HEADINGS

                  The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

8.10     APPROVAL BY INTERNAL REVENUE SERVICE

                  (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (b) Except as provided in Section 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribu-tion within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

8.11     UNIFORMITY

                  All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

8.12     EMPLOYER STOCK FUND

                  (a) Effective as of April 1, 1997, Participants may elect to invest some or all of their Aggregate Account in a fund that is predominantly invested in the common stock of Regions Financial Corporation (hereinafter, the "Employer Stock Fund") or its successor. Elections to transfer funds in and out of the Employer Stock Fund must be made in increments of 10%, and may be made no more than one time per calendar quarter. The Employer Stock Fund shall consist of investments in the common stock of Regions Financial Corporation (hereinafter, "Employer Stock") and so much cash as is necessary to meet the liquidity and distribution needs of the Employer Stock Fund and the Plan. The Employer Stock Fund shall be a unitized fund that is valued on a daily basis. Intra-Plan purchases and sales of units in the Employer Stock Fund shall be based on the value of such units as of the day of purchase or sale. Cash distributions from the Employer Stock Fund shall be based upon the value of units allocated to the distributee's Aggregate Account as of the date on which such units are liquidated in order to process the distribution.

                  (b) The Plan is a profit-sharing plan which may invest more than 10% of its assets in qualifying employer securities within the meaning of Section 407(d)(5) of ERISA.

                  (c) If a Participant or Beneficiary is entitled to a distribution of benefits under Sections 6.1 (retirement), 6.2 (death),
         6.3 (disability), or 6.4 (termination of employment), he may elect to receive in whole shares of Employer Stock so much of his Aggregate Account as is invested in the Employer Stock Fund at the time of distribution.

                  (d) For purposes of Sections 8.13 and 8.14 below, references to shares of Employer Stock allocated to a Participant's Aggregate Account shall mean the number of whole Employer Stock shares which bears the same ratio to the total Employer Stock shares owned by the Employer Stock Fund as the Participant's units in the Employer Stock Fund bear to total units in the Employer Stock Fund as of the applicable date.

8.13     TENDER OF EMPLOYER STOCK

                  (a) The Trustee may not take any action in response to a tender offer for Employer Stock except as otherwise provided in this
         Section 8.13. Each Participant may direct the Trustee to sell, offer to sell, exchange, or otherwise dispose of the Employer Stock allocated to such Participant's Aggregate Account in accordance with the provisions, conditions and terms of such tender offer and the provisions of this
         Section 8.13.

                  (b) The Trustee shall sell, offer to sell, exchange, or otherwise dispose of the Employer Stock allocated to the Participant's Aggregate Account with respect to which it has received directions to do so under this Section 8.13 from Participants.

                  (c) To the extent that Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange, or otherwise dispose of shares of Employer Stock allocated to such Participants' Aggregate Accounts, such Participants shall be deemed to have directed that such shares remain invested in Employer Stock.

8.14     VOTING EMPLOYER STOCK

                  Each Participant shall be entitled to direct the Trustee as to the manner in which any Employer Stock which is entitled to vote and which is allocated to the Aggregate Account of such Participant is to be voted. With respect to Employer Stock allocated to Participants' Aggregate Accounts with respect to which the Trustee has received no valid direction from a Participant, the Trustee shall vote all such shares of Employer Stock in the same proportion that the Trustee has been instructed to vote Employer Stock by Participants with respect to Employer Stock allocated to their Aggregate Accounts.

                                   ARTICLE IX
                             PARTICIPATING EMPLOYERS

9.1      PARTICIPATION OF AFFILIATED EMPLOYERS

                  Regions Financial Corporation shall have the authority and responsibility to designate which of its Affiliated Employers shall be "Participating Employers" in this Plan. Any such designation by Regions Financial Corporation shall be in writing and shall become effective upon written acceptance by such Participating Employers.

9.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS

                  (a) Each such Participating Employer shall use the same Trustee as provided in this Plan.

                  (b) The Trustee shall commingle, hold, and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. The assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                  (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                  (d) All rights and values forfeited by termination of employment shall inure to the benefit of all Participants of the Employer and all Participating Employers.

9.3      DESIGNATION OF AGENT

                  Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

9.4      EMPLOYEE TRANSFERS

                  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

9.5      PARTICIPATING EMPLOYER'S CONTRIBUTION

                  All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be allocated only among the eligible Participants employed by the Employer or Participating Employer making the contribution. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

9.6      AMENDMENT

                  Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall bind each and every Participating Employer without any requirement of notice to or action by such Participating Employer.

9.7      ADMINISTRATOR'S AUTHORITY

                  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

9.8      PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

                  If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

                  A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Participating Employers.

                                   APPENDIX A

                              INSURANCE PROVISIONS



         Section 1. Investment in Contracts. The Original Plan and Trust contemplated, but did not require, that part of the Trust Fund might from time to time be invested in Contracts. The portion of the Trust Fund to be so invested in Contracts, the type of Contracts to be purchased, and the provisions to be included in such Contracts was entirely within the Committee's discretion, subject to certain restrictions set forth in the Original Plan and Trust. Legal ownership of all Contracts was required to vest in the Trustee and not in the insured Participant. Effective January 1, 1985, the Trustee ceased making further applications for Contracts. The Trustee may, however, hold in trust the Contracts purchased by it prior to January 1, 1985, upon the terms and conditions set forth in this Appendix A.

         Section 2. Dividends and Refunds. Dividends and refunds on each Contract shall be used and applied in reduction of the premiums payable thereon.

         Section 3. Choice of Options. The Committee shall consult with each Participant from time to time and assist him in designating his choice of the options with respect to benefits which may be available under any Contracts issued in respect of him or into which such Contract may be converted. Modes of distribution in any Contract issued under the Plan shall be restricted to the modes of distribution as specified in this Plan.

         Section 4. Death. A Participant shall designate a Beneficiary or Beneficiaries in accordance with procedures under the Plan, but all proceeds of any Contract shall be payable upon the Participant's death to the Trustee. Upon the Participant's death, the Trustee shall credit to the Participant's Account of the deceased Participant any proceeds received by the Trustee and shall pay the proceeds of the Contract to the Participant's Beneficiary or Beneficiaries in accordance with the provisions of Article VI.

         Section 5. Normal Retirement. If a Participant is entitled to receive benefits as a result of normal retirement, any benefits available to him on account of any Contract existing with respect to him shall be made available as promptly as possible as follows:

         (a) During the time when such Participant is still employed, the Committee shall instruct the Trustee to effectuate a certain option under or conversion of such Contracts, or to surrender such Contracts for cash, which instructions shall, if practicable, conform to the Participant's wishes as expressed to the Committee. The Trustee shall promptly attempt to carry out the Committee's instructions to the extent that the same are compatible with the provisions of this Appendix A and with the rules of the Insurer and the provisions of such Contracts.

         (b) Funds in the Participant's Combined Accounts may be used to effectuate any conversion of Contracts under (a) above, but no such conversion shall be made unless sufficient funds are available or are suitably supplemented with the Committee's consent by the Participant. Any cash resulting from the surrender or conversion of Contracts shall be included in the Participant's Account of a Participant.

         (c) After the Participant has retired, the Trustee shall assign and deliver any then existing Contracts to the Participant at an assumed value equal to the aggregate of the net premiums theretofore paid thereon and, after first deducting such assumed value, shall distribute the balance of the Participant's Combined Account in accordance with Article VI.

         Section 6. Other Benefits. If a Participant's employment shall terminate otherwise than on account of death or normal retirement, then any Contract existing with respect to him shall be treated as follows: the Trustee in setting aside the assets comprising the Participant's Combined Account of a Participant shall include therein such Contract at an assumed value equal to the aggregate of the net premiums theretofore paid thereon and, in conjunction with distributing such assets to the Participant, shall assign and deliver to him any such Contract or shall exercise such options with regard to such Contract as may be necessary or appropriate to accomplish the method of distribution of benefit selected by the Participant under Article VI.

         Section 7. Accounting for Contracts. In connection with each Participant's Combined Account, the Trustee shall make and preserve a record of all Contracts issued in respect of such Participant and the amount of all premiums paid thereon, including any amounts paid upon or as a result of any conversion of such Contract. Payments to the Insurer with respect to any Contract shall constitute an investment of the funds credited to the Participant's Account of a Participant. The Participant's Account shall be reduced by any such payments. Contracts shall be valued at an amount equal to the net premiums paid by the Trust thereon up to and including the date of valuation, including any amounts which may have been paid upon or as a result of the conversion thereof.

         Section 8. Protection Provisions. No Insurer shall be deemed a party to the Plan and its obligation shall be measured solely by the terms of any Contracts issued by it. An Insurer may rely upon the identity of the Trustee as shown by its records until such time as it shall receive at its home office satisfactory notification of a change in the Trustee's identity. An Insurer shall deal with the Trustee as the sole and absolute owner of all Contracts and shall not be obligated to ascertain whether the Trustee is adhering to the terms of this Plan and the directions of the Committee. An Insurer may rely upon receipts and releases given by the Trustee and shall be fully discharged from liability for any action taken or payment made in accordance with the Trustee's directions and with the terms of the Contract; nor shall an Insurer be obligated to see to the application of any amount so paid. Any signature affixed to an application or other writing as therein provided shall be conclusive proof to the Insurer that the person in respect of whom an application for a Contract is being made is eligible to have such Contract issued in respect of him as to the form, benefits, and amount requested in such application.

         Section 9. No Responsibility for Contracts. Neither the Employer, Trustee, Committee, nor any member, officer, or director thereof, shall have any liability or responsibility for the failure to alter any Contract, or for the form, genuineness, validity, sufficiency, or effect of any Contract, or for the act of any person which may render any Contract null and void, or for the failure of any Insurer to pay the proceeds, avails, and benefits of any Contract, or for any delay occasioned by reason of any provisions contained in any contract, or for the lapse or uncollectibility of any Contract for any reason whatsoever, except for their own fraud, misfeasance, or neglect, affirmatively proved.

         Section 10. Claims and Litigation. Upon being advised that the proceeds of any Contract have become payable to the Trustee, the Trustee shall endeavor to collect such sums as may appear to be due and shall use and disburse them as provided in this Plan; provided, however, that the Trustee shall not be required to institute suit or maintain any litigation or incur any expenses to collect the proceeds of any Contract unless instructed by the Committee to that effect and unless the Trustee has been suitably indemnified. Notwithstanding anything in this Plan to the contrary, the Trustee may, after consultation with the Committee, settle, compromise, and adjust claims arising out of Contracts, or any questions as to the validity of Contracts, upon such terms and conditions as the Trustee may deem proper, and the decision of the Trustee shall be binding and conclusive upon all parties interested in the Trust or having any interest in such Contracts.

         Section 11. Insurer. For the purpose of this Appendix A, "Insurer" means such life insurance company or companies as shall issue any Contract which may have been purchased pursuant to the Original Plan and Trust.